Exhibit 99.2

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

REPLIGEN ANNOUNCES PRIVATE CONVERTIBLE TRANSACTION OF $600 MILLION

PRINCIPAL AMOUNT OF 1.00% CONVERTIBLE SENIOR NOTES DUE 2028 THROUGH

EXCHANGE AND NEW SUBSCRIPTION AGREEMENTS

WALTHAM, Mass., December 7, 2023 — Repligen Corporation (NASDAQ: RGEN) today announced that on December 6, 2023, it entered into privately negotiated exchange and/or subscription agreements with certain holders of its outstanding 0.375% Convertible Senior Notes due 2024 (the “2024 Notes”) and certain new investors, pursuant to which Repligen will issue $600 million aggregate principal amount of 1.00% Convertible Senior Notes due 2028 (the “New Notes”). Approximately $309.9 million principal amount of the New Notes will be issued in exchange for approximately $217.7 million principal amount of 2024 Notes (the “Exchange Transactions”) and approximately $290.1 million principal amount of the New Notes will be issued for cash (the “Subscription Transactions”, and together with the Exchange Transactions, the “Transactions”). The conversion price for the New Notes will initially be approximately $203.06 per share of Repligen’s common stock, which represents a conversion premium of approximately 30% over the closing price of Repligen’s common stock on December 6, 2023. Following the closing of the Transactions, which is expected to occur on or about December 14, 2023, approximately $69.7 million in aggregate principal amount of 2024 Notes will remain outstanding with terms unchanged.

Repligen anticipates the cash proceeds from the Subscription Transactions will be approximately $276.2 million, after subtracting fees and estimated expenses in connection with the Transactions. Repligen intends to use approximately $14.4 million of the proceeds from the Subscription Transactions to repurchase shares of its common stock from certain purchasers of the New Notes and a portion of the proceeds to finance in part the settlement upon conversion or repurchase of the remaining 2024 Notes at or prior to maturity. Repligen intends to use the remainder of the proceeds for working capital and general corporate purposes, including to fund the possible acquisitions of, or investments in, complementary businesses, products, services and technologies. However, Repligen has no current plans or obligations to do so.

Jason Garland, Chief Financial Officer at Repligen said, “The exchange of the majority of our 2024 Notes addresses their impending maturity and extends the duration of our debt. Combined with the new subscriptions, the Transactions strengthen our balance sheet and provide added flexibility as we continue to execute on our M&A and organic growth strategies. As a result of the Transactions, we are updating our year-end cash and cash equivalent guidance to $717—$727 million, up from $455—$465 million communicated in our third quarter of 2023 earnings call. The increase reflects the cash proceeds from the Subscription Transactions, net of fees, estimated expenses and the share repurchases associated with the Subscription Agreements. Any portion of the proceeds used to finance in part the settlement upon conversion or repurchase of the remaining 2024 Notes at or prior to maturity, will be in used in 2024.”

In connection with the issuance of the New Notes, Repligen has been advised that the placement agent for the Transactions intends to purchase approximately $5.1 million of Repligen’s common stock from certain purchasers of the New Notes.

Additional information regarding this announcement may be found in a Current Report on Form 8-K that Repligen intends to file today with the U.S. Securities and Exchange Commission (the “SEC”).

J. Wood Capital Advisors LLC acted as placement agent to Repligen and Perella Weinberg Partners acted as financial advisor to Repligen in connection with the Transactions.

This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the New Notes or Repligen’s common stock, nor shall there be any sale of the New Notes or Repligen’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About Repligen

Repligen Corporation (NASDAQ: RGEN) is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this release which are not strictly historical statements, including, among others, statements regarding the closing of the Transactions, the repurchase of common stock, Repligen’s expectations regarding the expected net cash proceeds from the Subscription Transactions and use of those proceeds and Repligen’s year-end cash and cash equivalent guidance. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, risks associated with our restructuring activities; the lasting effects of COVID-19 on our business operations and the operations of our customers and suppliers; our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds, including as part of our adjusted 2023 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequently filed reports with the SEC, including our Quarterly Reports on Form 10-Q and current reports on Form 8-K. Actual results may differ materially from those Repligen contemplated by these forward-looking statements; therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

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